MID-COAST BANCORP, INC.
                         1768 Atlantic Highway, Box 589
                             Waldoboro, Maine 04572
                            Telephone (207) 832-7521


        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 18, 1996

     NOTICE IS HEREBY  GIVEN to the  Shareholders  of  Mid-Coast  Bancorp,  Inc.
("Bancorp" or the "Holding Company") that the Annual Meeting of such Shareholders will be held at 3:00 p.m. on the 18th day of July, 1996 at the Samoset Resort, Rockport, Maine, for the following purposes:

     1.   To vote upon the election of three directors for three-year terms;

     2. To ratify the appointment of Baker, Newman & Noyes as Independent Auditors to Bancorp for fiscal year 1997; and

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The date fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 3, 1996.

                                       By Order of the Board of Directors


                                       /s/ WESLEY E. RICHARDSON
                                       WESLEY E. RICHARDSON
                                       President and Chief Executive Officer


June 7, 1996
Waldoboro, Maine



THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

                             MID COAST-BANCORP, INC.
                         1768 Atlantic Highway, Box 589
                             Waldoboro, Maine 04572
                            Telephone: (207) 832-7521


                                 PROXY STATEMENT

                                GENERAL STATEMENT


     This Proxy Statement has been prepared in connection with the solicitation of proxies by the Board of Directors of the Holding Company for use at the Annual Meeting of Shareholders to be held July 18, 1995, and at any adjournment(s) thereof (the "Meeting"). The Meeting will be held at 3:00 p.m. at the Samoset Resort, Rockport, Maine. The approximate date of mailing of this Proxy Statement is June 7, 1996.

RECORD DATE; VOTE REQUIRED FOR APPROVAL; SHAREHOLDER PROPOSAL

     All persons who were shareholders of Bancorp on June 3, 1996 (the "Record Date") will be entitled to cast votes at the Meeting. Voting may be by proxy or in person. As of the Record Date, Bancorp had 229,488 shares of common stock, $1.00 par value, having one vote each, outstanding. Bancorp has no other class of equity securities outstanding.

     Holders of one-third of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Meeting. All matters to be voted on must be approved by the holders of a majority of the shares present in person or by proxy at the meeting. Abstentions, votes withheld from nominees for directors and broker non-votes will be counted for purposes of determining whether a quorum is present at the Meeting for purposes of transacting business. With respect to matters to be voted on at the Meeting, in determining whether the requisite number of holders have approved any such matter, abstentions, as well as votes for and against the matter, but not broker non-votes, will be included in the denominator or base against which the number of favorable votes will be measured.

     Each proxy solicited hereby, if properly executed, duly returned to management and not revoked prior to the Meeting, will be voted at the Meeting in accordance with the shareholder's instructions indicated thereon. Each shareholder shall have one vote for each share of stock owned of record as of the Record Date.

     A shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of the Holding Company (Clarice J. Giusani, Mid-Coast Bancorp, Inc., 1768 Atlantic Highway, Box 589, Waldoboro, Maine 04572) written instructions revoking it. A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy. A proxy executed by a shareholder who attends the Meeting will be revoked only if the shareholder delivers written instructions to that effect to the Secretary prior to the beginning of the voting.

     In addition to the solicitation of proxies through the mail, proxies may be solicited by officers, directors and regular employees of the Holding Company personally, by telephone or by further correspondence. The cost of soliciting proxies from shareholders will be borne by the Holding Company.

     A shareholder who wishes to present a proposal for action at the next Annual Meeting of Shareholders of the Holding Company must submit a written proposal to the Secretary of the Holding Company at its office, 1768 Atlantic Highway, Box 589, Waldoboro, Maine 04572 on or before February 7, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     To the knowledge of management of Bancorp, the following shareholders beneficially owned, directly or indirectly, more than 5% of Bancorp's common stock as of May 22, 1996.


                                            AMOUNT AND NATURE        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER     OF BENEFICIAL OWNERSHIP     OF CLASS
- - ------------------------------------     -----------------------     --------

The Baupost Group, Inc.                     13,240-Partnership        5.77%
P. O. Box 1288
Cambridge, MA 02238

     The following table sets forth the amount and percentage of Bancorp's common stock beneficially owned, directly or indirectly, by directors and executive officers of the Holding Company individually and by directors and executive officers of the Holding Company as a group, as of May 22, 1996.

                                     AMOUNT AND NATURE
                                            OF
                                        BENEFICIAL              PERCENT
              NAME                     OWNERSHIP (1)            OF CLASS
              ----                   -----------------          --------

Robert E. Carter                          1,325 (2)               0.58

Samuel Cohen                              8,701 (3)               3.79

Sharon E. Crowe                           1,748                   0.76

Lincoln Davis                             9,679                   4.22

Ronald E. Dolloff                         2,722 (4)               1.19

Clarice J. Giusani                        2,107 (5)               0.92

Lincoln O. Orff                           8,003 (6)               3.49

Maynard A. Prock                          4,085 (7)               1.78

Wesley E. Richardson                      9,930 (8)               4.33

Robert W. Spear                           5,272 (9)               2.30

Waite Weston                              3,442 (10)              1.50

Roy W. Winchenbach                        4,019 (11)              1.75

Total owned by directors and
executive officers as a
group (12 persons)
- - ----------------------------         ------------------         --------
                                         61,031                  26.59%


1.  All shares are held individually unless otherwise indicated.

2. Includes 326 shares held individually by spouse, for which Mr. Carter disclaims beneficial ownership, 263 shares held by his son, over which Mr.
Carter exercises voting and investment control, 168 shares held by another son, over which Mr. Carter exercises voting and investment control, and 179 stock options which are exercisable in 60 days.

3. Includes 7,658 shares held jointly with spouse and 1,043 stock options which are exercisable in 60 days.

4. Includes 1,724 shares held jointly with spouse and 998 stock options which are exercisable in 60 days.

5. Includes 1,351 shares held jointly with her daughter and 756 stock options which are exercisable in 60 days.

6. Includes 6,960 shares held jointly with spouse and 1,043 stock options which are exercisable in 60 days.

                                      - 3 -




7. Includes 3,042 shares held jointly with spouse, and 1,043 stock options which are exercisable in 60 days.

8.  Includes   2,652  shares  held  jointly  with  spouse,   1,204  shares  held
individually by spouse, for which Mr. Richardson disclaims beneficial ownership, and 395 stock options which are exercisable in 60 days.

9. Includes 2,075 shares held jointly with spouse and 833 stock options which are exercisable in 60 days.

10. Includes 2,992 shares held jointly with spouse and 450 stock options which are exercisable in 60 days.

11. Includes 919 shares held individually by spouse, for which Mr. Winchenbach disclaims beneficial ownership, and 783 shares held jointly with spouse.


PROPOSAL 1 - ELECTION OF DIRECTORS

     The following table shows the name, age, and position during the past five years of the three nominees for election as directors and the length of time each has served as a director. The term of each director will be three years.

     Unless otherwise specified on the proxies received by the Holding Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the persons named in the following table to be directors of the Holding Company for three-year terms, and until their successors are elected and qualified. There are no arrangements or understandings between any nominee or director and any other person pursuant to which any such person was or is selected as a director or nominee.

NOMINEES FOR THREE-YEAR TERMS EXPIRING 1999

                                         DIRECTOR
                             AGE          SINCE            POSITION
                             ---         --------          --------

Samuel Cohen                 56          1990              Director

Ronald E. Dolloff            60          1988 (1)          Director

Lincoln O. Orff              65          1990              Director


(1) Includes term as a director of The Waldoboro Bank, F.S.B. (the "Bank"), prior to formation of the Holding Company.

SAMUEL COHEN is an attorney in Waldoboro. He is a past member of the Waldoboro Planning Board and the M.S.A.D. #40 School Board. He is currently a member of the American Legion, the Masons, the Lincoln County Bar Association and the Maine Trial Lawyers Association. Mr. Cohen is also a member of the Maine and Massachusetts Bars.

RONALD E. DOLLOFF retired as the principal of Medomak Valley High School in 1994. Mr. Dolloff has been employed in education since 1956 and is a retired member of the Maine and National Secondary Principals Associations.

LINCOLN O. ORFF is a real estate broker in Jefferson, Maine. He is a Past Master of the Riverside Lodge, Past Patron of the Eastern Star and the former owner of the Tilton Agency, an insurance agency located in Jefferson, Maine. He is currently in his 34th year as First Selectman in Jefferson and he also serves as the secretary of The Windsor Agricultural Fair.

While management has no reason to believe that any of the nominees for the office of director will, prior to the date of the meeting, refuse or become unable to accept the nomination, if any such nominee should refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons for office of director as management may recommend.

DIRECTORS WHO WILL CONTINUE IN OFFICE AFTER THE MEETING


                              DIRECTOR            TERM
NAME                          SINCE (1)          EXPIRES          AGE
- - -----------------------------------------------------------------------

Sharon E. Crowe                 1994              1997            41

Lincoln Davis, III              1977              1998            50

Maynard A. Prock                1992              1998            55

Wesley E. Richardson            1989              1998            53

Robert W. Spear                 1976              1997            53

Waite W. Weston                 1967              1996            55


(1) Includes service as director of the Bank prior to the formation of the Holding Company.

SHARON E. CROWE, since 1988, has served as the Director of Safety for Crowe Rope Company. In addition, she has recently founded a consulting firm specializing in safety and employee relations issues. Ms. Crowe is a member of Rockland Rotary Club and is a Rotary International Paul Harris Fellow.

LINCOLN DAVIS, III owns and operates Stetson & Pinkham Mercury outboard boat dealership in Waldoboro.

MAYNARD A. PROCK owns and operates Prock Marine, a marine construction firm. Mr. Prock has operated the business since 1962 with his three brothers.

WESLEY E. RICHARDSON has been President, Chief Executive Officer and Treasurer of the Bank since 1985. He is President of Tanglewood, a 4H camp, a trustee of Northeast Healthcare and a member of the Rockland Rotary.

ROBERT W. SPEAR, the Vice Chairman of the Board, owns and operates Spear Farm, Inc., a 450 acre dairy and crop operation. Mr. Spear is Chairman of the Board of Selectmen for the Town of Nobleboro, Maine, and is State Representative for District 79 in the Maine House of Representatives.

WAITE W. WESTON, the Chairman of the Board, owns and operates Weston's Hardware, a family business that has been in existence since 1921.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     As required by Section 14 of Article 11 of the Holding Company's bylaws, the Board of Directors shall act as a nominating committee for selecting nominees for election as directors. Except in the case of a management nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the Meeting. Upon delivery, such nominations shall be posted in a conspicuous place in the offices of the Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the Meeting unless other nominations by shareholders are made in writing and delivered to the principal executive offices of the Holding Company not less than 30 nor more than 90 days prior to the date of the Meeting. In the event that less than 40 days prior notice or public disclosure of the date of the Meeting is given to shareholders, nominations by shareholders must be delivered to the principal executive offices no later than the close of business on the tenth day following the day on which notice of the annual meting was given. Upon delivery, such nominations shall be posted in a conspicuous place in the offices of the Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the Meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the Meeting, nominations for directors may be made at the Meeting by any shareholder entitled to vote and shall be voted upon.

     During the Holding Company's fiscal year ended March 31, 1996, the Board of Directors held 15 regular meetings. The directors of the Holding Company do not receive any fees from the Holding Company for attendance at these meetings.

     The Chairman and Vice Chairman of the Board of Directors of the Bank receive annual retainers of $2,000 and $1,000, respectively. Directors of the Bank receive $250 for each board meeting attended, and $50 for each committee meeting attended. Committee appointments are made yearly in August of the given fiscal year. The Bank's Board of Directors met 15 times during the fiscal year ended March 31, 1996. With the exception of Mr. Winchenbach, whose absences were excused, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of which such director was a member.

     The Board of Directors has a standing Security Committee which is responsible for assessing the adequacy of the value of real estate pledged as collateral for mortgage loans. The Security Committee consists of Messrs. Spear, Orff, Dolloff and Winchenbach. During the fiscal year, the Security Committee met 39 times. The Bank also has an Executive Committee which consists of Messrs. Winchenbach, Spear, Weston and Richardson. The Executive Committee, when the Board of Directors is not in session, has and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Bank; recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest. During the fiscal year, the Executive Committee met 12 times.

     The full Board of Directors functions as the Holding Company's audit committee. The audit committee ensures that internal controls are adequate and that financial disclosures made by management portray the Holding Company's and the Bank's financial condition and results of operations. The committee also maintains contact with, and nominates the independent auditor.

     Finally,  the Bank has a Compensation  Committee  which is responsible  for establishing guidelines for management and employee compensation. The Compensation Committee met once during the fiscal year ended March 31, 1996. The Compensation Committee consists of Ms. Crowe and Messrs. Prock, Orff and Richardson. Mr. Richardson abstains from voting on all matters relating to his compensation.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

ROBERT E. CARTER, JR., 45, has been Vice President of the Bank since 1988 and Vice President of the Holding Company since its incorporation. Mr. Carter is a former director of the Waldo Theatre and serves on community scholarship committees.

CLARICE J. GIUSANI, 71, has served as Vice President and Secretary of the Holding Company since its incorporation.

REMUNERATION

     During the fiscal year ended March 31, 1996, the Holding Company did not pay any compensation to its officers and directors.

     The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Holding Company's President, Treasurer and Chief Executive Officer for the last three fiscal years ended March 31, 1996.


                                    ANNUAL COMPENSATION                                  LONG TERM COMPENSATION
                        -------------------------------------------   -----------------------------------------------------------
                                                                               AWARDS               PAYOUTS
                                                                      ------------------------    -----------
                                                                                    SECURITIES
                                                        OTHER         RESTRICTED    UNDERLYING
NAME AND PRINCIPAL                                      ANNUAL          STOCK        OPTIONS/        LTIP           ALL OTHER
    POSITION            YEAR   SALARY     BONUS    COMPENSATION (1)    AWARD(S)        SARS       PAYOUTS (2)    COMPENSATION (3)
- - ---------------------------------------------------------------------------------------------------------------------------------

Wesley E. Richardson    1996   $82,067   $ 8,730        $3,600           N/A           N/A           N/A              $1,584
President, Treasurer    1995   $77,422   $12,600        $3,600           N/A           N/A           N/A              $1,284
and C.E.O.              1994   $73,039   $ 8,900        $3,600           N/A           N/A           N/A              $1,763


(1)  The Bank furnishes an annual mileage allowance for Mr. Richardson.
(2)  Neither the Holding Company nor the Bank has a Long-term Incentive Plan.
(3) Includes amounts paid on behalf of Mr. Richardson for group life insurance and medical coverage. In addition, the Bank makes an annual contribution to its benefit plan on behalf of Mr. Richardson and all other eligible employees. The plan administrator, Financial Institutions Retirement Fund, is unable to determine the contribution made by the Bank attributable to Mr. Richardson or any other employee individually. See discussion under "Pension Plan."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16 of the Exchange Act requires the Holding Company's executive officers and directors, and any person owning more than ten percent (10%) of a class of the Holding Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based solely upon a review of the reports filed with the SEC and furnished to the Holding Company, as well as information furnished to the Holding Company by various reporting persons, the Holding Company believes it has complied fully with Section 16. The Holding Company is aware of no other transactions during the fiscal year ended March 31, 1996 giving rise to filing obligations under
Section 16(a) as to which filings were not timely made.

EMPLOYMENT AGREEMENT

     On March 31, 1993, the Bank and the Holding Company entered into an employment agreement with Wesley E. Richardson as President of the Bank and the Holding Company. The employment agreement provides for an automatic extension for an additional year on each anniversary date of the employment agreement, commencing with the second anniversary date, unless contrary notice is given by the Bank, the Holding Company or Mr. Richardson. The base salary payable to Mr. Richardson under the employment agreement for fiscal year 1996 was $82,067. The employment agreement also provides for participation in discretionary bonuses, stock option, retirement and other benefit plans.

     In addition, the employment agreement provides for a severance payment equal to 2.99 times the average annual compensation paid to Mr. Richardson and includable in his gross income, for federal income tax purposes, during the five calendar years preceding the taxable year in which the date of termination occurs in the event of termination of employment by Mr. Richardson for "good reason" following a change in control of the Holding Company or the Bank. "Good reason" includes a breach by either the Holding Company or the Bank of the agreement and, subsequent to a change in control of the Holding Company or the Bank, the assignment of Mr. Richardson to duties inconsistent with those performed immediately prior to the change in control, a change in Mr. Richardson's reporting responsibilities, title of office, a reduction in annual salary or failure of the Bank or the Holding Company to continue for him any bonus, benefit or compensation plan. The term "change in control" as defined in the agreement includes, but is not limited to, the following: (1) the acquisition of beneficial ownership by certain individuals of 25% or more of the combined voting power of the Holding Company's or the Bank's then outstanding securities; and (2) during any period of two consecutive years, a change in the majority of the Board of Directors of the Holding Company or the Bank for any reason unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     If Mr. Richardson terminates his employment for good reason following a change in control, such severance payments will be paid in a lump sum on or before the fifth day following the date of termination. However, if the severance payment would be deemed to constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the severance payment will be reduced to the extent necessary to ensure that no portion of the severance payment is subject to the excise tax imposed by
Section 4999 of the Code.

     If Mr. Richardson terminates his employment at any time for breach of contract by the Bank or the Holding Company, which termination is not preceded by a change of control, or the Bank or the Holding Company terminates his employment for other than just cause, he will receive periodic severance payments over a period not to exceed two years in the amount not to exceed 2.99 times his current salary in effect at the date of termination.

     The agreement with Mr. Richardson, to the extent that it increases the cost of any acquisition of control of the Holding Company, could be deemed to have an anti-takeover effect. Assuming that Mr. Richardson continues to earn his current base salary, his maximum severance payments upon a change in control will approximate $383,040. As a result, the agreement may tend to perpetuate existing management by discouraging takeover attempts which may be deemed by certain shareholders to be in their best interest and which might be at prices in excess of the then current market value of the common stock.

CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH MANAGEMENT AND OTHERS

     The Bank has extended real estate or consumer loans to certain of its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons and, in the judgement of management, do not involve more than the normal risk of noncollectibility or other unfavorable features. In this regard, extension of credit to executive officers and directors is in full compliance with Section 22(h) of the Federal Reserve Act.

PENSION PLAN

     The Bank maintains a qualified, noncontributory, defined benefit pension plan (the "Pension Plan") for the benefit of its employees. The Pension Plan is administered by the Financial Institutions Retirement Fund. All employees participate in the Pension Plan upon the attainment of age 21 and the completion of one year of service. Retirement benefits are fully vested after five years of service or age 65. There are no deductions for Social Security or other offset amounts under the Pension Plan.

     Beginning July 1, 1991, the Pension Plan changed to an integrated plan with Social Security. The current plan uses the year of birth of a participant employee as an additional factor in calculating the retirement benefit, along with the highest five consecutive years' average salary, and the number of years of benefit service.

     The Pension Plan provides an early retirement allowance for participants who commence benefits prior to age 65 after becoming partially or fully vested. The vested accrued benefit otherwise payable at age 65 is reduced by applying an early retirement factor based on the participants age and vesting service when payments begin. Provisions in the Pension Plan allows for benefits to be delayed after age 65.

     The Pension Plan is qualified under Section 401(a) of the Code and is being administered in accordance with all applicable legal requirements.

     The Bank makes contributions in an amount sufficient to fund the Pension Plan's normal cost of pension benefits and the one-year term cost of death and disability benefits and to amortize unfunded accrued liabilities to the extent required by law.

     The following table illustrates annual pension benefits for a participant retiring in 1996 at age 65, for various levels of compensation and years of service.


                ANNUAL PENSION BENEFITS BASED ON YEAR OF SERVICE

      AVERAGE
    COMPENSATION          15 YEARS          20 YEARS          30 YEARS          40 YEARS
    ------------          --------          --------          --------          --------

      $ 20,000            $ 3,000           $ 4,000           $ 6,000           $ 8,000

        40,000              7,124             9,500            14,248            18,998

        60,000             11,624            15,500            23,248            30,998

        80,000             16,124            21,500            32,248            42,998

       100,000             20,624            27,500            41,248            54,998

     Estimated annual retirement benefits under the Bank's pension plan at the normal retirement date computed upon the basis of present salary level would be $22,292 for Mr. Richardson. Mr. Richardson presently has 12 years of service for purposes of the Pension Plan.

401(K) PLAN

     On April 21, 1994, the Bank adopted a 401(k) plan for the benefit of the Bank's employees. The Plan is a tax-exempt, trusteed savings plan sponsored by the Financial Institutions Thrift Plan. Generally, an employee is eligible to become a Participant on the first day of the month after she completes one year of employment and becomes 21 years of age. Participants may elect to make personal contributions from 1% to 15% of their eligible compensation to the Plan. The Bank is not required to make any contributions, but may, in its sole discretion, make an annual supplemental contribution for any year.

STOCK OPTION PLAN

     The Holding Company has in effect an Option Plan, under which an amount equal to 10% of the common stock of the Holding Company is reserved from the authorized but unissued common stock of the Holding Company for future issuance upon exercise of stock options granted to certain key employees and to directors of the Holding Company and the Bank from time to time. The purpose of the Option Plan is to encourage the retention of such key employees and directors by facilitating their purchase of a stock interest in the Holding Company. The Option Plan is intended to provide for the granting of "incentive stock options" under Section 422A of the Code to employees and non-incentive stock options to directors who are not employees of the Holding Company or the Bank.

     The Option Plan is administered by the Option Committee of the Holding Company's Board of Directors. The Committee selects the employees from the Bank and the Holding Company to whom options are to be granted and the number of shares to be granted.

     Employees selected by the Committee receive, at no cost to them, options under the Option Plan. The option exercise price will be equal to the fair market value of the shares on the date of the grant, and no option will be exercisable after the expiration of 10 years from the date it is granted. The fair market value of the shares will be determined by the Options Committee as specified in the Option Plan. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of decent and distribution, and the option may be exercised only by the employee during the employee's lifetime. Section 422A of the Code limits option grants by providing that during the term of the Option Plan, no grant may be made to any employee owning more than 10% of the shares unless the exercise price is at least 110% of the shares' fair market value and such option is not exercisable more than five years following the option grant. The aggregate fair market value of the stock for which any employee may be granted options in any calendar year may generally not exceed $100,000 plus any "unused limit carryover" ($50,000 per year for each prior year of employment up to three years).

     The Holding Company receives no monetary consideration for granting incentive stock options. Upon the exercise of options, the Holding company receives payment from optionees in exchange for shares issued. Payment may be made by cash, shares of common stock or a combination of both.

     No federal income tax consequences will be incurred by the Holding Company at the time incentive stock options are granted or exercised, unless the optionee incurs liability for ordinary income tax treatment upon exercise of the option, as discussed below, in which case the Holding Company would be entitled to a deduction equal to the optionee's ordinary income attributable to the options. Provided the employee holds the shares received on exercise of the stock option for the longer of two years after the option was granted or one year after it was exercised, the optionee will realize capital gain (or loss) equal to the proceeds on disposition less the option exercise price paid for shares. However, if the employee sells the shares prior to the expiration of the holding period, the employee must recognize compensation income (and the Holding Company may deduct compensation expense) in the year of disposition equal to the difference between the fair market value of the shares on the date of exercise and the exercise price (not to exceed the gain determined without regard to these rules). In this situation any appreciation between the exercise of the options and the ultimate disposition will also be recognized as capital gain upon disposition.

     In addition to the tax consequences discussed above, the excess of the option price over the fair market value of the optioned stock at the time of the option exercise is required to be treated by an incentive optionee as an item of tax preference for purposes of the alternative minimum tax.

     The Holding Company has granted options to purchase an aggregate of 6,885 shares of common stock of the Holding Company to non-employee members of the Board of Directors of the Holding Company. Options with respect to 395 shares have been granted to Mr. Richardson and options with respect to 5,091 shares have also been granted to other executive officers and employees as a group. These options are exercisable at a price per share ranging from $7.40 to $14.05.

     The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of last year:


                                                                                           VALUE OF
                                                                    NUMBER OF             UNEXERCISED
                                                                   UNEXERCISED           IN-THE-MONEY
                               SHARES                               OPTIONS AT            OPTIONS AT
                              ACQUIRED                              FY-END (#)               FY-END
                                 ON               VALUE            EXERCISABLE/           EXERCISABLE
         NAME               EXERCISE (#)        REALIZED        UNEXERCISABLE (1)        UNEXERCISABLE
         ----               ------------        --------        -----------------        -------------

Wesley E. Richardson             N/A             $ N/A                 395                $ 2,635 (2)


1.  All of Mr. Richardson's stock options are immediately exercisable.

2. Based upon a market price of $17.88 per share at March 31, 1996, minus the exercise price.

PROPOSAL 2 - RATIFICATION OF BAKER, NEWMAN & NOYES AS INDEPENDENT AUDITORS

     Article VII of the Holding Company's bylaws provides that the Holding Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The Board of Directors has appointed the accounting firm of Baker, Newman & Noyes to perform such annual audit and recommends a vote FOR the ratification of such appointment.

     A representative of Baker, Newman & Noyes will be present at the Meeting. The representative will have an opportunity to make a statement, if so desired, and will be available to answer appropriate questions.

     Nearly all fees paid to Baker, Newman & Noyes during the year ended March 31, 1996 were for services performed in connection with examination of the Holding Company's consolidated financial statements. Baker, Newman & Noyes also prepared the Holding Company's United States Corporation Income Tax Return and Maine Corporate Income Tax Return. The Board of Directors specifically authorized Baker, Newman & Noyes to perform such functions.

     Neither of the reports of the Company's independent auditors on its financial statements for either of the past two years contained an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Holding Company's Annual Report to Shareholders for the year ended March 31, 1996 was mailed to shareholders in conjunction with the mailing of the Proxy Statement. Additional copies of the Holding Company's Annual Report to Shareholders may be obtained by written request to the Vice President of the Holding Company at the address indicated below. Such Annual Report is part of the proxy solicitation materials.

UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORDED OWNER OF THE HOLDING COMPANY'S COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE HOLDING COMPANY WILL FURNISH TO SUCH PERSONS, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1996, AND THE EXHIBITS THERETO
REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO ROBERT E. CARTER, JR., MID-COAST BANCORP, INC., 1768 ATLANTIC HIGHWAY, BOX 589, WALDOBORO, MAINE 04572. THE FORM 10-KSB IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF MID-COAST BANCORP, INC.

     UNDERSIGNED Shareholder(s) of MID-COAST BANCORP, INC. (the "Corporation"), 1768 Atlantic Highway, Waldoboro, Maine 04572, hereby appoint(s) Waite W. Weston and Robert W. Spear as their designees and each of them, with full powers of substitution, proxies of the undersigned to cast all votes which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held at 3:00 p.m. on July 18, 1996 at the Samoset Resort , Rockport, Maine, and all adjournments thereof, with all powers undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

1. Election of the following Directors for three year terms: Samuel Cohen, Ronald E. Dolloff, Lincoln L. Orff.


FOR all nominees            WITHHOLD AUTHORITY          (INSTRUCTION: To withhold authority to vote for any
listed above (except as     to vote for all nominees    individual nominee, write that nominee's name on the
marked to the contrary.)    listed above.               space provided below.)
          [  ]                        [  ]              ____________________________________________________

2. Proposal to ratify the appointment of Baker, Newman & Noyes as the Corporation's independent certified public accountants for fiscal year 1997.
[ ]   FOR                   [ ]  AGAINST                [ ]  ABSTAIN


NOTE: THE CORPORATION KNOWS OF NO OTHER BUSINESS TO COME BEFORE THE MEETING.

     The Proxy Holders intend to vote FOR the Directors and proposals listed herein unless marked to the contrary. If any other business should come before the meeting, this Proxy will be voted in accordance with the best judgement of the Proxy Holders. This Proxy will be used only at the July 18, 1996 Annual Meeting or any adjournment(s) thereof.

     Undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement dated June 7, 1996 prior to signing this Proxy.

     The Board of Directors recommends a vote FOR all matters to be voted on. Please sign, date and return today in the envelope provided. PLEASE SIGN EXACTLY AS SHOWN ON THE REVERSE SIDE OF THIS PROXY. ONLY ONE SIGNATURE IS NEEDED FOR JOINT OWNERSHIP.

                                        _______________________________________
                                                       Signature

                                        _______________________________________
                                                       Signature

                                        _______________________________________
                                                          Date

                                 [ ]  I (We) plan to attend the annual meeting.